Exhibit 3.1

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES FILED BUREAU OF COMMERCIAL SERVICES FEB 06 2003 Administrator Date Received (FOR BUREAU USE ONLY) Bureau of commercial services FEB 04 2003 This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Tran:1 7705536-1 02/03/03 Chk #: 10603 Amt: $60.00 ID: FINANCIAL LAW ASSOCIATES PC Name Michael A. Kus Address 3201 University Drive, Suite 250 City State ZIP Code Aubum Hills MI 48326 Effective Date: Document will be returned to the name and address you enter above. If the blank document will be mailed to the registered office. 52892C ARTICLES OF INCORPORATION For use by Domestic Profit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles: ARTICLE I The name of the corporation is: STRATEGIC HOLDING COMPANY ARTICLE II The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan. ARTICLE III The total authorized shares: 1. Common Shares 60,000 Preferred Shares 2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: ARTICLE IV 1. The address of the registered office is: 888 W. Big Beaver Road, Suite 1450 Troy, Michigan 48084 (Street Address) (City) (ZIP Code) 2. The mailing address of the registered office, if different than above: , Michigan (Street Address of P.O. Box) (City) (ZIP Code) 3. The name of the resident agent at the registered office is: Steven P. Groulx GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE V The name(s) and address(es) of the incorporator(s) is(are) as follows: Name Residence or Business Address Steven P. Groulx, 888 W. Big Beaver Rd, Suite 1450, Troy, MI 48084 ARTICLE VI (Optional, Delete if not applicable) When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or an application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation. ARTICLE VII (Optional, Delete if not applicable) Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3). GOLD SEAL APPEARS ONLY ON ORIGINAL

 The space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed. I, (we), the incorporator(s) sign my (our) name(s) this 2nd day of January, 2003, . GOLD SEAL APPEARS ONLY ON ORIGINAL

2004 PROFIT CORPORATION INFORMATION UPDATE

FOR BUREAU USE ONLY	
Identification Number **52892C**	Corporation name STRATEGIC HOLDING COMPANY

Resident agent name and mailing address of the registered office

STEVEN P GROULX
888 W BIG BEAVER RD STE 1450
TROY MI 48084

FILED
NOV 0 8 2004
By Department
Bureau of Commercial Services

Tran Info:2 9778473-1 09/13/04
Chk#: 11826 Amt: $25.00
ID: 52892C

The address of the registered office
888 W BIG BEAVER RD STE 1450
TROY MI 48084

If no change in the address of the registered office and/or resident agent proceed to Item 4.

1. Mailing address of registered office in Michigan (may be a P.O. Box)	2. Resident Agent
700 Tower Drive, Suite 120, Troy, Michigan 48098	Steven P. Groulx

3. The address of the registered office in Michigan (a P.O. Box may not be designated as the address of the registered office)
700 Tower Drive, Suite 120, Troy, Michigan 48098

4. Describe the general nature and kind of business in which the corporation is engaged:
Bank holding company for bank in organization

5.	NAME	BUSINESS OR RESIDENCE ADDRESS
	President (Required) Steven P. Groulx	700 Tower Dr. Ste 120 Troy, MI 48098
If different than President	Secretary (Required) Steven P. Groulx	
	Treasurer (Required) Steven P. Groulx	
	Vice - President	
If different than Officers	Director	
	Director	
	Director	

6. Signature of authorized officer or agent	Title	Date	Phone (Optional)
Steven P. Groulx	President	9-7-04	

This report must be filed on or before May 15, 2004.
The filing fee is $25.00.
If submitted after September 30, 2004, total fee is $75.00.
($25 filing fee, plus $50 late penalty)

Please make your check or money order payable to the State of Michigan.

Return to Michigan Department of Labor & Economic Growth
Bureau of Commercial Services, Corporation Division
P.O. Box 30702
Lansing, MI 48909-8202
(517) 241-6470

If more space is needed additional pages may be included. Do not staple any items to report. This report is required by Section 911, Act 284, Public Acts of 1972, as amended. Failure to file this report may result in the dissolution of the corporation. Late filing may result in penalty fees.

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH FILED BUREAU OF COMMERCIAL SERVICES JAN 10 2006 (FOR BUREAU USE ONLY) Administrator Date Received ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION Bureau of Commercial Services This document is effective on the date field, unless a subsequent effective date within 90 days after received date is stated in the document. Name Gerald G. Wasen c/o: Strategic Financial Address 700 Tower Dr. 7th Floor City State ZIP code Troy Mi. 48098 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Acts 284, Public Acts of 1972, (profit corporations), or Act 162, Public acts of 1982 (nonprofit corporations), the undersigend corporation executes the following Certificate: 1. The present name of the corporation is: Strategic Holding Company 2. The identification number assigned by the Bureau is: 52892C 3. Article 1 of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is: Strategic Financial Bancorp Inc. Article 3 of the Articles of Incorporation is hereby amended to read as follows: The total authorized shares: 1. Common Shares 2,500,000 Article 2 of the Articles of Incorporation is hereby amended to read as follows: The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan, services including but not limited to a Bank Holding Company. GOLD SEAL APPEARS ONLY ON ORIGINAL

 COMPLETE ONLY ONE OF THE FOLLOWING: 4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.) The foregoing amendment to the Articles of incorporation was duly adopted on the 14th day of December, 2005, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this 14th day of December, 2005 /s/ Steven P. Groulx (Signature) (Signature) Steven P. Groulx (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. (For Profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.) The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following) at a meeting the necessary votes were cast in favor of the amendment. by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation). by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit nonprofit corporation, or section 407(2) of the Act if a profit corporation. by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation. by the board of profit corporation pursuant to section 611(2). Profit Corporations and Professional Service Corporations Nonprofit Corporations Signed this day of , Signed this day of By By (Signature of an authorized officer or agent) (Signature President, Vice-President, Chairperson or Vice-Chairperson) (Type or print Name) (Type or print Name) GOLD SEAL APPEARS ONLY ON ORIGINAL

Vers 2.7 (09/06)

DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES, CORPORATION DIVISION
PROFIT CORPORATION INFORMATION UPDATE

2006

Entity Information

Identification Number	Corporation Name
52892C	STRATEGIC FINANCIAL BANCORP INC.

Resident agent name and mailing address of the registered office

GERALD G WASEN

MI

The address of the registered office

700 TOWER DRIVE SUITE 120

TROY MI 48098

Describe the purpose and activities of the corporation during the year covered by this report:

THE CORPORATION HAS INITIATED THE FILING OF AN APPLICATION FOR A BANK WITH THE STATE OF MICHIGAN.

Officer/Director Information

NAME	TITLE	BUSINESS OR RESIDENCE ADDRESS
GERALD G WASEN	PRESIDENT	700 TOWER DR STE 120 TROY MI 48098
WILLIAM A PETERSON	SECRETARY	700 TOWER DR STE 120 TROY MI 48098
CHARLES L CRESPI	TREASURER	700 TOWER DR STE 120 TROY MI 48098
FRANK M HENNESSEY	DIRECTOR	700 TOWER DR STE 120 TROY MI 48098

Electronic Signature

Filed By	Title	Phone
STEVEN GROULX	AUTHORIZED OFFICER OR AGENT	248-269-0060

[X] I certify that this filing is submitted without fraudulent intent and that I am authorized by the business entity to make any changes reported herein.

Payment Information

Payment Amount	Payment Date/Time	Reference Nbr
$ 75.00	10/04/06 12:09:10	71315 6801 52892C

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-515 (Rev. 12/05)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED
OCT 12 2006
Administrator
BUREAU OF COMMERCIAL SERVICES

Tran Info:1 12229464-1 10/11/06
Chk#: 1085 Amt: $10.00
ID: 52892C

Name		
Gerald G. Wasen c/o First Michigan Bancorp, Inc.		
Address		
700 Tower Dr. Suite 120		
City	State	ZIP Code
Troy	Michigan	48098

EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigend corporation executes the following Certificate:

1. The present name of the corporation is: Strategic Financial Bancorp Inc.

2. The identification number assigned by the Bureau is: 52892C

3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is: First Michigan Bancorp, Inc.

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING: 4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.) The foregoing amendment to the Articles of Incorporation was duly adopted on the 26th day of September, 2006, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this 9th day of October, 2006 /s/ Gerald G. Wasen /s/ Steven P. Groulx (Signature) (Signature) Gerald G. Wasen Steven P. Groulx (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. (For Profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.) The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following) at a meeting the necessary votes were cast in favor of the amendment. by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.) by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if profit corporation by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation. by the board of a profit corporation pursuant to section 611(2). Profit Corporations and Professional Service Corporations Nonprofit Corporations Signed this day of , Signed this day of , By By (Signature of an authorized officer of agent) (Signature President, Vice-President, Chariperson or Vice-Chairperson) (Type or Print Name) (Type or Print Name) GOLD SEAL APPEARS ONLY ON ORIGINAL

 6. (For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.) The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , by the directors of nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following) at a meeting the necessary votes were cast in favor of the amendment by written consent of all directors pursuant to Section 525 of the Act. Signed this day of By (Signature of President, Vice-President, Chairperson or Vice-Chairperson) (Type or Print Name) (Type or Print Title) GOLD SEAL APPEARS ONLY ON ORIGINAL

 MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES Date Received (FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Susan R. McMaster c/o Jaffe Raitt Heuer & Welss Address 27777 Franklin Road, Suite 2500 City State ZIP Code Southfield, MI 48034 Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. EFFECTIVE DATE: CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: First Michigan Bancorp, Inc. 2. The identification number assigned by the Bureau is: 52892C 3. Article III of the Articles of incorporation is hereby amended to read as follows: The total authorized shares of stock for the corporation is: 15,000,000 all common shares with a par value of $1.00 per share. GOLD SEAL APPEARS ONLY ON ORIGINAL

 COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of , (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the day of September , 2009 , by the: (check one of the following) shareholders at a meeting in accordance with Section 611(3) of the Act. written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 25 day of September , 2009 By /s/ James T. Dunn. (Signature of an authorized officer or agent) James T. Dunn, Secretary (Type or Print Name) GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES Date Received (FOR BUREAU USE ONLY) FILED APR 29 2010 Administrator BUREAU OF COMMERCIAL SERVICES APR 29 2010 This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document. Name Susan R. McMaster c/o Jaffe Raitt Heuer & Welss Address 27777 Franklin Road, Suite 2500 City State Zip Code Southfield, MI 48034 EFFECTIVE DATE: Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: First Michigan Bancorp, Inc. 2. The Identification number assigned by the Bureau is: 52892C 3. Article III & VIII of the Articles of Incorporation is hereby amended to read as follows: See attached for Articles III and VIII. 100648 GOLD SEAL APPEARS ONLY ON ORIGINAL

 COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting ofthe board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duty adopted on the day of , , In accordance with the provisions of the Act by the unanimous consent of the Incorporator(s) before the first meeting of the Board of Directors or Trustees, Signed this day of , (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 19th day of March , 2010, by the: (check one of the following) shareholders at a meeting in accordance with Section 611 (3) of the Act. written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders Who have not consented in writing has been given, (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act. board of a profit corporation pursuant to section 611(2) of the Act. Profit Corporations and Professional Service Corporations Signed this 29 day of April, 2010 By /s/ James T. Dunn (Signature of an authorized officer or agent) James T. Dunn (Type of print Name) GOLD SEAL APPEARS ONLY ON ORIGINAL

Article III Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue 220,000,000 shares of capital stock (the “Capital Stock”), of which (a) 198,000,000 shares shall be shares of Class A Voting Common Stock, $1,00 par value per share (the “Class A Common Stock”); (b) 2,000,000 shares shall be shares of Class B Non-Voting Common Stock, $1.00 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “FMB Common Stock”); and (c) 20,000,000 shares shall be shares of Preferred Stock, $1.00 par value per share (the “Preferred Stock”). Section 2.FMB Common Stock. (a) Except as expressly provided herein, the rights, powers, preferences and privileges of the Class A Common Stock and Class B Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical. (b) The holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive an equal amount of dividends per share if, as and when declared from time to time by the Board of Directors of the Corporation (the “Board of Directors”). In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend payable in shares of the FMB Common Stock, holders of shares of Class B Common Stock shall only be entitled to receive shares of Class B Common Stock and holders of shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock. (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of FMB Common Stock, after the rights of the holders of the Preferred Stock have been satisfied. (d) Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Class A Common Stock shall exclusively possess all voting power and each share of Class A Common Stock shall be entitled to one vote, and the holders of the Class B Common Stock shall have no voting power and shall not have the right to participate in any meeting of shareholders or to receive notice thereof, except as required by applicable law and except that any action that would significantly and adversely alter or change the powers, preferences or rights of the Class B Common Stock shall require the approval GOLD SEAL APPEARS ONLY ON ORIGINAL the Class B Common Stock voting as a separate class. Section 3. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is expressly authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more classes or series, and to fix the number of shares and to determine or alter for each such class or series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional or other rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares (a “Preferred Stock Designation”) and as may be permitted by the Michigan Business Corporation Act (the “Act”) and by these Articles of Incorporation. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series of Preferred Stock. In case the number of shares of any such class or series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such class or series. Section 4. Conversion of Class B Common Stock. (a) Each share of Class B Common Stock will be convertible into a share of Class A Common Stock at the option of the holder, provider, however, that no share of Class B Common Stock will be convertible in the hands of the initial holder thereof. Each share of Class B Common Stock shall be freely transferable by the initial holder thereof, subject to the provisions of applicable law. (b) Such conversion shall be effected in accordance with the following procedures: (1) The conversion right provided in this Section 4 shall be exercised by the delivery of a written notice (the “Conversion Notice”) of the election by the holder (the “Converting Holder”) of shares of Class B Common Stock to be converted to the office of the transfer agent of the Corporation (the “Transfer Agent”) during normal business hours and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such Converting Holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor) if required pursuant to subparagraph (b)(3) below. (2) As promptly as practicable after the delivery of a Conversion Notice and the payment in case of any amount required by the provisions of subparagraphs (1) and (3), the  GOLD SEAL APPEARS ONLY ON ORIGINAL

 Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the Converting Holder, a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Class A Common Stock issuable upon such conversion, issued (subject to the transfer restrictions set forth in subparagraph (a) above) in such name or names as the Converting Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice, and all rights of the Converting Holder shall cease with respect to such shares of Class B Common Stock at such time and the person or persons in whose name or names the shares of Class A Common Stock issued upon conversion arc to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any delivery of a Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open. (3) The issuance of shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid. (4) When shares of Class B Common Stock have been converted, they shall be cancelled and become authorized but unissued shares of Class B Common Stock. (c) Class A Common Stock may not be converted into Class B Common Stock. GOLD SEAL APPEARS ONLY ON ORIGINAL

Article VIII No director of this corporation shall be personally liable to the corporation or any of its shareholders for money damages for any action taken or any failure to take any action as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. If the Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Act, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. GOLD SEAL APPEARS ONLY ON ORIGINAL

01/25/2011 12:05 FAX 248 350 8908 Jaffe Law Fl 23 002

BCS/CD-520 (Rev. 05/10)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name: Susan R. McMaster c/o Jaffe Raitt		
Address: 27777 Franklin Road, Suite 2500		
City: Southfield,	State: MI	Zip Code: 48034

EFFECTIVE DATE:

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT
For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is: First Michigan Bancorp, Inc.

2. The identification number assigned by the Bureau is: 52892C

3. a. The name of the resident agent on file with the Bureau is: Gerald G. Wasen

   b. The location of the registered office on file with the Bureau is:
   700 Tower Drive, Suite 120, Troy, Michigan 48098
   (Street Address) (City) (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:
   ______, Michigan ______
   (Street Address or P.O. Box) (City) (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: James Dunn

   b. The address of the registered office is:
   2301 W. Big Beaver Road, Suite 525, Troy, Michigan 48084
   (Street Address) (City) (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
   ______, Michigan ______
   (Street Address or P.O. Box) (City) (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
[signature]	Susan R. McMaster, Agent	1/25/2011

GOLD SEAL APPEARS ONLY ON ORIGINAL

01/25/2011 12:03PM (GMT-05:00)

MICHIGAN DEPARTMENT OF ENERGY, LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES (FOR BUREAU USE ONLY) Date Received This document is effective on the date filed, unless a Subsequent effective date within 90 days after received date is stated in the document. Name Susan R. McMaster c/o Jaffe Raitt Heuer & Weiss Address 27777 Franklin Road, Suite 2500, city Southfield, State Ml ZIP Code 48034 Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office. EFFECTIVE DATE: CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION For use by Domestic Profit and Nonprofit Corporations (Please read information and instructions on the last page) Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate: 1. The present name of the corporation is: First Michigan Bancorp, Inc. 2. The identification number assigned by the Bureau is: 52892C 3. Article I of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is: Talmer Bancorp, Inc. GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING: 4. Profit or Nonprofit Corporation; For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees. The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees. Signed this day of , (Signature) (Signature) (Type or Print Name) (Type or Print Name) (Signature) (Signature) (Type or Print Name) (Type or Print Name) 5. Profit Corporation Only: Shareholder or Board Approval The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the May day of 24th, 2011, by the: (check one of the following) shareholders at a meeting in accordance with Section 611(3) of the Act. written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.) written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act. board of a profit corporation pursuant to section 611 (2) of the Act. Profit Corporations and Professional Service Corporations Signed this 24 day of May, 2011 By /s/ David T. Provost (Signature of an authorized officer or agent) David T. Provost (Type or Print Name) GOLD SEAL APPEARS ONLY ON ORIGINAL

 MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS (FOR BUREAU USE ONLY) Date Received Name Susan R. McMaster c/o Jaffe Raitt Address 27777 Franklin Road, Suite 2500 City State Zip Code Southfield Michigan 48034-8214 EFFECTIVE DATE: Document will be returned to the name and address you enter above GOLD SEAL APPEARS ONLY ON ORIGINAL

AGREEMENT, PLAN AND CERTIFICATE OF MERGER THIS AGREEMENT, PLAN AND CERTIFICATE OF MERGER (the “Agreement”) is made and entered into as of December 15, 2011, by and between TALMER BANCORP, INC., a Michigan corporation (“Talmer”) and LAKE SHORE WISCONSIN CORPORATION, a Wisconsin corporation (“Lake Shore”), pursuant to the provisions of Michigan Act 284, Public Acts of 1972 (profit corporations) (the “Michigan Act”), and the Wisconsin Business Corporation Law Section 180.1103 (the “Wisconsin Act”), the undersigned entities execute the following Agreement. Talmer and Lake Shore agree to and do hereby effect the merger of Lake Shore with and into Talmer (the “Merger”) on the terms and conditions set forth below, effective as of the Effective Date (defined below): 1. CONSTITUENT COMPANIES a. The name and state of organization of each constituent entity involved in the Merger, its state identification number and its date of incorporation or organization are: Name State of Organization Michigan ID Number Date of Organization Talmer Bancorp, Inc. Michigan 52892C February 6, 2003 Lake Shore Wisconsin Corporation Wisconsin L041758 August 20, 2006 b. The name of the surviving entity (“Surviving Company’’), its identification number and its principal place of business are: Talmer Bancorp, Inc. Michigan ID Number 52892C 2301 West Big Beaver Road, Suite 525 Troy, MI 48084 c. The designation and number of outstanding shares of stock for Talmer are 40,302,920, all of which are entitled to vote. d. The designation and number of outstanding shares of stock for Lake Shore are 503,203 common shares, 503,203 of which are entitled to vote. GOLD SEAL APPEARS ONLY ON ORIGINAL

 2. TERMS AND EFFECT OF MERGER a. On the Effective Date, Lake Shore will cease to exist separately, and will be merged with and into Talmer in accordance with the provisions of this Agreement and in accordance with the provisions of and with the effect provided in the Michigan Act and Wisconsin Act. b. On the Effective Date, upon consummation of the Merger, each share of Lake Shore common stock that is issued and outstanding shall be converted into cash, stock in Talmer or a combination thereof, 3. ARTICLES OF INCORPORATION; BYLAWS The articles of incorporation and bylaws of Talmer shall be the articles of incorporation and bylaws of the Surviving Company. 4. FILING OF AGREEMENT; EFFECTIVE DATE a. To cause the Merger to become effective, a copy of this Agreement will be filed with the Michigan Department of Licensing and Regulatory Affairs, pursuant to and in accordance with the Michigan Act and with the Wisconsin Department of Financial Institutions, pursuant to and in accordance with the Wisconsin Act. b. The effective date and time of the Merger (the “Effective Date”) shall be the date of filing of this Agreement. 5. ADOPTION AND APPROVAL This Agreement has been adopted and approved by the board of directors of Talmer and all of the shareholders and board of directors of Lake Shore in accordance with the provisions of the Michigan Act and the Wisconsin Act, as applicable. 6. COPIES OF THIS AGREEMENT An original, executed copy of this Agreement will remain on file at Talmer’s principal place of business, the address of which is 2301 West Big Beaver Road, Suite 525, Troy, MI 48084. A copy of this Agreement will be provided by Talmer upon request and without cost to any shareholder or any person holding an interest in any other business entity which is to merge or consolidate. 7. MERGER PERMITTED UNDER MICHIGAN LAW AND WISCONSIN LAW This Merger is permitted under, and has been effectuated in accordance with, the laws of the State of Michigan and the laws of the State of Wisconsin. 3 GOLD SEAL APPEARS ONLY ON ORIGINAL

 8. AUTHORIZATION The Board of Directors and the proper officers Talmer and Lake Shore, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make execute, deliver, fire, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for. [Signatures to follow on next page] 4 GOLD SEAL APPEARS ONLY ON ORIGINAL

 IN WITNESS WHEREOF, the undersigned have caused this Agreement, Plan and Certificate of Merger to be executed as of the day and year first above written. TALMER BANCORP, INC., a Michigan corporation By: /s/ Dennis Klaeser Name: Dennis Klaeser Title: CFO LAKE SHORE WISCONSIN CORPORATION, a Wisconsin Corporation By: /s/ Gary Collins Name: Gary Collins Title: Vice Chairman 5 GOLD SEAL APPEARS ONLY ON ORIGINAL